Exhibit 4.7

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE

INTERNATIONAL TRANSMISSION COMPANY

TO

BNY MIDWEST TRUST COMPANY
Trustee

Dated as of July 15, 2003

Supplementing the First Mortgage and Deed of Trust

Dated as of July 15, 2003

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

Establishing a series of Securities designated First Mortgage Bonds, Series B

i

SECOND SUPPLEMENTAL INDENTURE, dated as of July 15, 2003, between International Transmission Company, a corporation organized and existing under the laws of the State of Michigan (herein called the “Company”), having its principal office at 1901 South Wagner, Ann Arbor, MI 48103 and BNY MIDWEST TRUST COMPANY, a corporation duly organized and existing under the laws of the State of Illinois, as Trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60630.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage and Deed of Trust dated as of July 15, 2003 (the “Original Indenture”) providing for the issuance by the Company from time to time of its bonds, notes and other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of July 15, 2003 to the Original Indenture providing for the issuance by the Company of $185,000,000 4.45% First Mortgage Bonds, Series A due 2013; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Original Indenture as permitted by Sections 2.01, 3.01, 4.01, 4.02 and 14.01 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a series of Securities to be designated and in such initial aggregate principal amount as further set out in Section 202 hereof; and

WHEREAS, all things necessary to make the Securities of the second Series, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefore the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.                                Definitions.  Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

“Credit Agreement” means the credit agreement dated as of July 16, 2003 among the Company, the lenders party thereto, the administrative agent referred to therein (including and successor administrative agent, the “Adminstrative Agent”) and any other parties thereto from time to time, as amended from time to time.

“Indenture” means the Original Indenture, as supplemented by this Second Supplemental Indenture.

“Issue Date” means July 16, 2003, the date on which the Series B Bonds are originally issued under this Second Supplemental Indenture.

“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

“Restricted Legend” has the meaning given to such term in Section 205(a) hereof.

“Restricted Securities” has the meaning given to such term in Section 205(a) hereof.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series B Bonds” has the meaning given to such term in Section 201 hereof.

Section 102.                                Corporate Trust Office.  The definition of Corporate Trust Office in the Original Indenture is hereby replaced in its entirety with the following:

“Corporate Trust Office” means the office of the Trustee in Chicago, Illinois, at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution and delivery of this Indenture, as originally executed and delivered, is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60630, Attention: Corporate Trust Administration.

ARTICLE TWO

TITLE, FORM AND TERMS OF THE SERIES B BONDS

Section 201.                                Title of the Series B Bonds.  This Second Supplemental Indenture hereby creates a series of Securities designated as the “First Mortgage Bonds, Series B, due February 28, 2006” of the Company (the “Series B Bonds”).

Section 202.                                Form and Terms of the Series B Bonds.  For purposes of the Original Indenture, the Series B Bonds shall constitute a single series of Securities and may be issued in an unlimited aggregate principal amount, although the initial issuance of Series B Bonds shall be in the principal amount of $15,000,000 issued hereunder on the Issue Date.  In accordance with Sections 2.01 and 3.01 of the Original Indenture, this Second Supplemental Indenture hereby provides that the Series B Bonds (x) shall be payable in such amounts and in the manner as set forth therein (the form of which is substantially as set forth in Exhibit A attached hereto) and in the Original Indenture at the rates specified in the Series B Bonds, (y) and shall have the form and such other terms as set forth in this Second Supplemental Indenture, the Series B Bonds and the Original Indenture (except to the extent specifically provided for in this Second Supplemental Indenture or in the Series B Bonds).

(a)  The Series B Bonds shall be substantially in the form of Exhibit A attached hereto.  The Series B Bonds may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage.  The terms of the Series B Bonds, substantially as set forth in Exhibit A attached hereto, are herein incorporated by reference and are part of the terms of this Second Supplemental Indenture.

(b)  Series B Bonds will initially be issued to the Administrative Agent under the Credit Agreement to secure payment when due of all obligations of the Company under the Credit Agreement in a transaction exempt from registration under the Securities Act.  Series B Bonds will not be transferable except to a successor Administrative Agent under the Credit Agreement.  Series B Bonds shall be issued substantially in the form of Exhibit A attached hereto in definitive, fully registered form without coupons duly executed by the Company and duly authenticated by the Trustee as herein provided.

(c) The Trustee may conclusively presume that the obligations of the Company to pay the principal of and interest on the Series B Bonds shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer of the Administrative Agent, stating that the payment of principal of or interest on the Series B Bonds has not been fully paid when due and specifying the amount of the funds required to make such payment.

Section 203.                                Execution and Authentication.  The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this Second Supplemental Indenture, shall authenticate and deliver Series B Bonds for original issue in an initial aggregate principal amount of $15,000,000.  Such Company Order shall specify the amount of the Series B Bonds to be authenticated, the date on which the original issue of Series B Bonds is to be authenticated and the aggregate principal amount of Series B Bonds outstanding on the date of authentication.  All of the Series B Bonds issued under the Indenture shall be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, and offers to purchase.

Section 204.                                Place of Payment.  The Place of Payment in respect of the Series B Bonds will be at the principal office or agency of the Company in The City of New York, State of New York or at the office or agency of the Trustee in The City of New York, State of New York, which, at the date hereof, is located at 101 Barclay Street, New York, New York 10286.

Section 205.                                Legends.

(a)                                  All Series B Bonds issued pursuant to this Second Supplemental Indenture shall be “Restricted Securities” and shall bear legends to the following effect (the “Restricted Legend”) except as permitted by the following paragraph (b), as appropriate:

“THIS SECURITY IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT DATED AS OF JULY 16, 2003 AMONG INTERNATIONAL TRANSMISSION COMPANY, THE LENDERS PARTY THERETO, THE ADMINISTRATIVE AGENT REFERRED TO THEREIN AND THE OTHER PARTIES THERETO FROM TIME TO TIME, AS AMENDED FROM TIME TO TIME.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) AND (II) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE

TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(b)                                 Upon any sale or transfer of a Restricted Security pursuant to Rule 144 under the Securities Act, subject to approval by the Company and the provisions of Section 3.05 of the Original Indenture, a Holder may request the issuance of a Series B Bond that does not bear one or more of the legends set forth in clause (a) above and rescind any restrictions on the transfer of such Restricted Security, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Company, the Trustee and the Security Registrar; provided, however, that notwithstanding anything to the contrary herein, the first legend set forth under clause (a) above shall not be removed in any case.

Section 206.                                Restrictions on Transfer and Exchange of Series B Bonds.

All Series B Bonds issued upon any registration of transfer or exchange of Series B Bonds shall be valid obligations of the Company, evidencing the same interest therein, and entitled to the same benefits under the Original Indenture and this Second Supplemental Indenture, as the Series B Bonds surrendered upon such registration of transfer or exchange.

A Holder may transfer a Series B Bond, or request that a Series B Bond be exchanged for Series B Bonds in authorized denominations and in an aggregate principal amount equal to the principal amount of such Series B Bond surrendered for exchange of other authorized denominations, by surrender of such Series B Bonds to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Original Indenture and this Second Supplemental Indenture, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Company, the Trustee and the Security Registrar.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Security Register.  Prior to the registration of any transfer of a Series B Bond by a Holder as provided herein, the Company, the Security Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Series B Bond is registered on the Security Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Series B Bond and for all other purposes, and none of the Company, the Security Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary.  When Series B Bonds are presented to the Security Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Series B Bond in a principal amount equal to the aggregate principal amount of Series B Bonds surrendered for exchange, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute, and the Trustee shall authenticate, Series B Bonds at the Security Registrar’s request.  No service charge shall be made to a Holder for any registration of transfer or exchange of Series B Bonds, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Series B Bonds.  All Series B Bonds surrendered for registration of transfer or exchange shall be canceled by the Trustee in accordance with its then customary procedures.

Section 207.                                Special Transfer Provisions.

The following provisions shall also apply to the Series B Bonds:

(a)                                  Restricted Legend.  Upon the transfer, exchange or replacement of Series B Bonds not bearing the Restricted Legend, the Security Registrar shall deliver Series B Bonds that do not bear the Restricted Legend.  Upon the transfer, exchange or replacement of Series B Bonds bearing the Restricted Legend, the Security Registrar shall deliver only Series B Bonds that bear the Restricted Legend unless there is delivered to the Security Registrar an opinion of counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act and the Indenture.

(b)                                 General.  By acceptance of any Series B Bond bearing the Restricted Legend, each Holder of such Series B Bond acknowledges the restrictions on transfer of such Series B Bond set forth in such Restricted Legend and otherwise in this Second Supplemental Indenture and agrees that it will transfer such Series B Bond only as provided in such Restricted Legend and otherwise in this Second Supplemental Indenture.  In connection with any transfer of Series B Bonds, each Holder agrees by its acceptance of the Series B Bonds to furnish the Security Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article Two; provided that the Security Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

Until such time as no Series B Bonds remain Outstanding, the Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 206 or this Section 207.  The Trustee, if not the Security Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer or any interest in any Series B Bonds other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if an when required by the terms of, this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the requirements thereof.

The Company at any time may deliver Series B Bonds to the Trustee for cancellation.  The Paying Agent, if not the Trustee, shall forward to the Trustee any Series B Bonds surrendered to them for payment.  The Trustee shall cancel all Series B Bonds surrendered for registration or transfer, exchange, payment or cancellation and shall dispose of cancelled Series

B Bonds according to its then customary practices.  The Company may not issue new Series B Bonds to replace Series B Bonds that it has paid or which have been delivered to the Trustee for cancellation.

ARTICLE THREE

REDEMPTION

The Series B Bonds may not be redeemed in whole or in part, provided, that nothing contained in the Series B Bonds or in the Indenture shall limit the right of the Company to prepay loans under the Credit Agreement having the effect on the principal amount of the Series B Bonds set forth on the face thereof.

ARTICLE FOUR

NET EARNINGS CERTIFICATE

Notwithstanding Section 1.04 or any other provision of the Original Indenture, the Net Earnings Certificate delivered in connection with the initial issuance of Series B Bonds on the Issue Date shall be made and signed by an Accountant if it is not signed by an independent public accountant.

ARTICLE FIVE

LIEN

The Series B Bonds are entitled to the benefit of the Lien under the Indenture, including, without limitation, the Lien on the property referred to in Exhibit A to the Original Indenture (which is attached hereto as Exhibit B).

ARTICLE SIX

MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture, the Series B Bonds or the proper authorization or the due execution hereof by the company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.  The Trustee shall not be accountable for the use or the application by the Company of the Series B Bonds or the proceeds thereof.

The word “termination” in the second paragraph of Section 1.04(b)(ii) of the Original Indenture is hereby replaced with the word “determination” and the word “relation” in Section 11.01(e) of the Original Indenture is hereby replaced with the word “relating”.

Except as expressly amended and supplemented hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original

Indenture is in all respects hereby ratified and confirmed.  This Second Supplemental Indenture and all of its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

This Second Supplemental Indenture and the Series B Bonds shall be governed by and construed in accordance with the law of the State of New York, except, if this Second Supplemental Indenture shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

INTERNATIONAL TRANSMISSION COMPANY

By:
Name:
Title:

BNY MIDWEST TRUST COMPANY, as Trustee

By:
Name: Roxane Ellwanger
Title: Assistant Vice President

STATE OF MICHIGAN	)
) ss.:
COUNTY OF	)

On this                day of                2003, before me personally appeared                                  , to me known to be                                             of INTERNATIONAL TRANSMISSION COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said Corporation.

On the                day of                in the year          before me personally came                                to me known, who, being by me duly sworn, did depose and say that he resides at                                              ; that he is                                               of INTERNATIONAL TRANSMISSION COMPANY, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

, Notary Public
County, Michigan

My Commission expires:

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)

On the                day of July in the year 2003 before me, the undersigned, personally appeared Roxane Ellwanger, Assistant Vice President of BNY Midwest Trust Company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Print Name: A. Hernandez

Notary Public, State of Illinois
Commission expires: July 8, 2006

Drafted by:
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005

When recorded return to:
BNY Midwest Trust Company
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60630
Attention: Corporate Trust Administration/Roxane Ellwanger

EXHIBIT A

[FORM OF FACE OF SERIES B BONDS]

THIS SECURITY IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT DATED AS OF JULY 16, 2003 AMONG INTERNATIONAL TRANSMISSION COMPANY, THE LENDERS PARTY THERETO, THE ADMINISTRATIVE AGENT REFERRED TO THEREIN AND THE OTHER PARTIES THERETO FROM TIME TO TIME, AS AMENDED FROM TIME TO TIME.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT, AS AMENDED FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) AND (II) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

INTERNATIONAL TRANSMISSION COMPANY
FIRST MORTGAGE BONDS, SERIES B DUE FEBRUARY 28, 2006

$15,000,000

No. 1

INTERNATIONAL TRANSMISSION COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Administrative Agent under the Credit Agreement referred to below, or registered assigns, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) on February 28, 2006, or such lesser principal amount of loans as may be outstanding on said date under the Credit Agreement, and to pay interest thereon from July 16, 2003, or such later date as the Credit Agreement shall be executed and delivered, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in arrears, at such rate per annum on each Interest Payment Date and at maturity as shall, except to the extent payment has been made in respect of the Company’s obligations under the Credit Agreement as discussed below, cause the amount of interest payable on this Series B Bonds to equal the amount of interest, fees and other amounts (excluding principal) payable on such Interest Payment Date under the Credit Agreement.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (as defined below) will, as provided in such Indenture, be paid to the Person in whose name the Series B Bonds are registered at the close of business on the Regular Record Date for such interest, fees and other amounts (excluding principal). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Series B Bond is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given as provided in the Indenture.

Payment of the principal of and interest and any other amounts due on the Series B Bonds will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or place of business of the Trustee or its successor in trust under the Original Indenture hereinafter referenced, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payments of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register Holders must surrender Series B Bonds to a Paying Agent to collect principal payments.

The Series B Bonds have been issued in connection with the Credit Agreement dated as of July 16, 2003 (as amended from time to time, the “Credit Agreement”) among the Company, the lenders party thereto (the “Lenders”), the administrative agent referred to therein (including and successor administrative agent, the “Administrative Agent”) and any other parties thereto from time to time, to secure payment when due of all obligations of the Company under the Credit Agreement.  Nothing contained in the Series B Bonds shall be deemed to prejudice the rights and remedies of the Lenders or the Administrative Agent, or the obligations of the Company, under the Credit Agreement.

For purposes of the term “Interest Payment Date” as used in the Series B Bonds, interest shall be payable on the same dates as interest, fees and other amounts are payable from time to time under the Credit Agreement until the maturity of the Series B Bonds, or until the payment of all the Company’s obligations and the termination of the Lenders’ commitments under the Credit Agreement, or if the Company defaults in the payment of principal or interest due on the Series B Bonds, until such principal and interest shall have been paid in full and the Company’s obligations with respect thereto discharged as provided in the Indenture.  The amount of interest, fees and other amounts payable from time to time under the Credit Agreement, the bases on which such interest, fees and other amounts are calculated and the dates on which such interest, fees and amounts are payable are set forth in the Credit Agreement.

A payment of the principal, interest, fees or other amounts made in respect of the Company’s obligations under the Credit Agreement shall be deemed a payment in respect of the respective obligations under the Series B Bonds.  The obligation of the Company to make payments with respect to principal of and interest on the Series B Bonds shall be fully satisfied and discharged to the extent that, at any time that such payment shall be due, the Company shall have paid fully the then due principal, interest, fees and other amounts, as the case may be, due under the Credit Agreement.  The Series B Bonds shall be automatically deemed fully paid and cancelled upon payment in full of all outstanding amounts owing under the Credit Agreement and termination of the commitments thereunder.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of an interest on the Series B Bonds shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer of the Administrative Agent, stating that the payment of principal and interest of the Series B Bonds has not been fully paid when due and specifying the amount of the funds required to make such payment.

Before any transfer of this Series B Bond by the registered holder or its legal representative will be recognized or given effect by the Company or the Trustee, the registered holder shall note the amounts of all reductions in the Lenders’ commitments under the Credit Agreement, and shall notify the Company and the Trustee of the name and address of the transferee and shall afford the Company and the Trustee the opportunity to verify the notation of such reductions.

Reference is hereby made to the further provisions of the Series B Bonds set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture (hereinafter referenced), this Series B Bond shall not be entitled to any benefits under the Indenture (hereinafter referenced), or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, INTERNATIONAL TRANSMISSION COMPANY has caused this Series B Bond to be duly executed.

Dated:	INTERNATIONAL TRANSMISSION COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Series B Bonds of the series designated therein referred to in the within-mentioned Indenture.

Date:	BNY MIDWEST TRUST COMPANY,
as Trustee,

By:

Authorized Signatory

[FORM OF REVERSE OF SERIES B BOND]

This First Mortgage Bond, Series B is one of the duly authorized issue of debentures, bonds, notes or other evidences of indebtedness of the Company (herein sometimes referred to as the “Series B Bonds”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of July 15, 2003, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, each dated as of July 15, 2003 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and BNY Midwest Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Series B Bonds and of the terms upon which the Series B Bonds are issued and are to be authenticated and delivered.  This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $15,000,000 issued on the Issue Date; provided that the Company may from time to time or at any time, without the consent of the Holders of the Series B Bonds issue additional Securities, including additional Series B Bonds up to the amount permitted under the Indenture, which additional Series B Bonds shall, if issued, increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Series B Bonds issued on the Issue Date such that the Company’s obligations to pay the principal amount of all Series B Bonds outstanding at any time shall not exceed the Company’s obligations to pay the aggregate principal amount of loans outstanding under the Credit Agreement at such time, and the Company shall not be obligated to pay interest on the Series B Bonds in excess of the interest, fees and other amounts (excluding principal) payable by the Company under the Credit Agreement.  By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, aggregate principal amount, Stated Maturity, interest rate or method of calculating the interest rate, redemption provisions and in other respects as therein provided, may be issued in an unlimited amount.

The Series B Bonds may not be redeemed in whole or in part, provided, that nothing contained in this Series B Bond or in the Indenture shall limit the right of the Company to prepay loans under the Credit Agreement having the effect on the principal amount of the Series B Bonds set forth on the face hereof.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Series B Bonds and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Series B Bonds shall occur and be continuing, the unpaid principal of the Series B Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.  Further, notwithstanding whether there is otherwise a default or Event of Default under the Series B Bonds, if the maturity of the loans under the Credit Agreement is accelerated as provided in the Credit Agreement, there shall immediately be an Event of Default with respect to the Series B Bonds and the unpaid principal of the Series B Bonds shall thereupon become immediately due and payable without any action by the Holders of any Series B Bonds or any other Securities, and without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

No reference herein to the Indenture and no provision of the Series B Bonds or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on the Series B Bonds at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Series B Bonds is registrable in the Security Register, upon surrender of the Series B Bonds for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on the Series B Bonds are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Bonds of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Series B Bonds are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Series B Bonds are exchangeable for a like aggregate principal amount of Series B Bonds of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Series B Bonds for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Series B Bonds are registered as the owner hereof for all purposes, whether or not the Series B Bonds be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Series B Bonds are not subject to any sinking fund.

The Series B Bonds are entitled to the benefit of the Lien under the Indenture.

Each Holder, by accepting a Series B Bond, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

This Series B Bond shall be governed by and construed in accordance with the law of the State of New York, except, if the Indenture governing this Series B Bond shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

All capitalized terms used but not defined in this Series B Bond shall have the meanings assigned to them in the Indenture.

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Series B Bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Series B Bond on the books of the Security Registrar with full power of substitution in the premises.

In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or the date two years after the later of the original issuance of this Security or the last date on which this Security was held by International Transmission Company or any affiliate of International Transmission Company, the undersigned confirms that without utilizing any general solicitation or general advertising that pursuant to an exemption from registration under the Securities Act of 1933, as amended:

[Check One]

☐ (a) the Series B Bonds are being transferred to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) (a “QIB”) that purchases for its own account or for the account of one or more QIBs to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act;

or

☐ (b) the Series B Bonds are being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Series B Bond and the Indenture.

The Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 207 of the Second Supplemental Indenture shall have been satisfied.

Date: [ , ]	By:

[Name of Transferor]

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution of, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

REAL PROPERTY

State of Michigan

B-1